Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Form S-8 No. 333-178659

(2)	Form S-3 No. 333-185946

of Crestwood Midstream Partners LP (formerly known as Inergy Midstream, L.P.) of our report dated February 28, 2014, with respect to the consolidated financial statements and schedule of Inergy Midstream, L.P. included in this Annual Report (Form 10-KT) of Crestwood Midstream Partners LP for the three-month period ended December 31, 2012.

/s/ ERNST & YOUNG LLP
Houston, Texas
February 28, 2014